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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): March 5, 2003


                            TECUMSEH PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)


            Michigan                        0-452                38-1093240
(State or other jurisdiction of     (Commission File No.)      (IRS Employer
         incorporation)                                      Identification No.)

               100 East Patterson Street, Tecumseh, Michigan 49286 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (517) 423-8411




          (Former name or former address, if changed since last report)


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         ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

         On March 5, 2003, Tecumseh completed a private placement of $300 million of Senior Guaranteed Notes due March 5, 2011, in order to refinance the credit facilities that were described in the Current Report on Form 8-K filed by Tecumseh on January 14, 2003. The registrant's press release dated March 6, 2003, announcing issuance of the notes is attached hereto as Exhibit 99.1. The press release is a summary of the transactions provided for in the Note Purchase Agreement. It is not intended to be complete and is qualified by reference to the Note Purchase Agreement, the Guaranty Agreement, and the form of Note, each of which is filed as an Exhibit hereto.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

    (c)    Exhibits:

       Exhibit No.                           Description
       -----------                           -----------

          4.1* Note Purchase Agreement dated March 5, 2003 by and among Tecumseh Products Company and certain Purchasers listed therein

          4.2 Guaranty Agreement dated March 5, 2003 in made by certain subsidiaries of Tecumseh Products Company in favor of the Purchasers of the Notes

          4.3            Form of Note

         99.1            Press Release dated March 6, 2003

* The schedules and annexes to such agreements are omitted pursuant to Item 601(b)(2) of Regulation S-K. Tecumseh agrees to furnish supplementally a copy of any omitted schedule and annex to the Commission upon request.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           TECUMSEH PRODUCTS COMPANY


Date: March 7, 2003             By  /s/ David W. Kay
                                    ---------------------
                                          David W. Kay
                                          Vice President, Treasurer and Chief
                                          Financial Officer



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                                  EXHIBIT INDEX


      Exhibit No.                             Description
      -----------                             -----------

          4.1 Note Purchase Agreement dated March 5, 2003 by and among Tecumseh Products Company and certain Purchasers listed therein

          4.2 Guaranty Agreement dated March 5, 2003 in made by certain subsidiaries of Tecumseh Products Company in favor of the Purchasers of the Notes

          4.3            Form of Note

         99.1            Press Release dated March 6, 2003